UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

ROWAN COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard

Suite 450

Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As discussed in more detail in our proxy statements, in recent years Rowan Companies, Inc. (“Company”) has been proactive in taking decisive actions to effect numerous corporate governance improvements. A few years ago, the Company committed to engage in a process to “refresh” the Board of Directors (“Board”) by reducing the size of the Board to nine or ten members and replacing a number of members. In recent years, two new independent Board members have been added (Mr. Thomas R. Hix and Ms. Suzanne P. Nimocks), and the Board is now electing to reduce the size of the Board to ten members.  In order to facilitate these efforts, Messrs. Frederick R. Lausen and Robert E. Kramek have decided not to stand for re-election to the Board when their terms expire this year. This decision was reported to the full Board on January 31, 2012.  The Company thanks and acknowledges Messrs. Lausen and Kramek for their service and dedication and their invaluable contributions to the Company.

Prior to our next stockholders’ meeting at which directors are elected, the Board will take formal action to reduce the size of the Board from 12 to 10.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2012

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells Senior Vice President – CFO and Treasurer (Principal Financial Officer)